TYPE:  EX-1




                      BOARD OF DIRECTORS' RESOLUTION

                                   FOR

                    GLOBAL BOULEVARD INTERNATIONAL INC.

                         A Nevada Corporation


We, the undersinged, representing the majority of Directors of Global
Boulevard International, Inc., having met and discussed the business herein set, forth, have unanimously:

RESOLVED, that Georgios Polyhronopoulos shall be appointed President and Chairman of Board immediately and that he accept the resignation of Parker David Dale.



/s/ Parker David Dale
--------------------------
Parker David Dale/President